UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2016 (May 16, 2016)

BOARDWALK PIPELINE PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800

Houston, Texas 77046

(Address of principal executive office)

(866) 913-2122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Fifth Supplemental Indenture

On May 16, 2016, Boardwalk Pipelines, LP (the “Boardwalk Pipelines”), a wholly-owned subsidiary of Boardwalk Pipeline Partners, LP a Delaware limited partnership (“Partnership”), completed its offering of $550.0 million in aggregate principal amount of 5.95% senior unsecured notes due 2026 (the “Notes”) which are fully and unconditionally guaranteed on a senior unsecured basis by the Partnership.

The Notes were issued pursuant to an indenture, dated as of August 21, 2009 (the “Base Indenture”), between Boardwalk Pipelines, as issuer, the Partnership, as guarantor, and The Bank of New York Mellon Trust Company, as trustee (the “Trustee”), as amended and supplemented by the Fifth Supplemental Indenture, dated May 16, 2016 (the “Fifth Supplemental Indenture” and together with the Base Indenture, the “Indenture”). A copy of the Fifth Supplemental Indenture is filed as Exhibit 4.1 to this report and is incorporated by reference herein.

Interest on the Notes will be payable in arrears on June 1 and December 1 of each year they are outstanding, beginning on December 1, 2016. Boardwalk Pipelines may redeem the Notes, in whole or in part, at any time prior to March 1, 2026 at a redemption price equal to the greater of 100% of the principal amount of the Notes to be redeemed or the “make whole” redemption price, plus accrued and unpaid interest, if any, to the date of redemption. Boardwalk Pipelines may redeem the Notes, in whole or in part, at any time and from time to time on or after March 1, 2026 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date.

The Indenture contains covenants that will limit the ability of Boardwalk Pipelines, and its subsidiaries to, among other things, create liens, enter into sale-leaseback transactions, sell assets or merge with other entities. The Indenture does not restrict Boardwalk Pipelines or its subsidiaries from incurring additional indebtedness, paying distributions on its equity interests or purchasing or redeeming their equity interests, nor does it require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indenture does not contain any provisions that would require Boardwalk Pipelines to repurchase or redeem or otherwise modify the terms of the Notes upon a change in control or other events involving Boardwalk Pipelines. Events of default under the Indenture include (i) a default in the payment of principal of the Notes or, following a period of 30 days, of interest, (ii) a breach of Boardwalk Pipelines’ covenants or warranties under the Indenture or the Partnership’s under its guarantee, (iii) certain events of bankruptcy, insolvency or liquidation involving Boardwalk Pipelines, the Partnership or any Significant Subsidiary (as defined in the Indenture) and (iv) any payment default or acceleration of indebtedness of Boardwalk Pipelines, the Partnership or any subsidiary of Boardwalk Pipelines if the total amount of such indebtedness unpaid or accelerated exceeds $50.0 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this report regarding the Notes and the Fifth Supplemental Indenture is incorporated by reference into this Item 2.03. The description set forth above in Item 1.01 is qualified in its entirety by the Base Indenture and the Fifth Supplemental Indenture (including the form of Note attached thereto). A copy of the Base Indenture was filed as Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed on August 21, 2009 and is incorporated herein by reference. A copy of the Fifth Supplemental Indenture (including the form of Note attached thereto) is filed as an exhibit to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Fifth Supplemental Indenture, dated May 16, 2016, by and among Boardwalk Pipelines, LP, as issuer, Boardwalk Pipeline Partners, LP, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

12.1	Computation of Ratio of Earnings to Fixed Charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:	BOARDWALK GP, LP,
its general partner

	By:	BOARDWALK GP, LLC,
its general partner

	By:	/s/ Jamie L. Buskill
Jamie L. Buskill
Senior Vice President, Chief Financial and Administrative Officer and Treasurer

Dated: May 20, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fifth Supplemental Indenture, dated May 16, 2016, by and among Boardwalk Pipelines, LP, as issuer, Boardwalk Pipeline Partners, LP, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

12.1	Computation of Ratio of Earnings to Fixed Charges.

4